EXHIBIT 4 (16)







                                                               January 24, 1995
                                                               **AMENDMENT**
                                                               February 2, 1995



        EMBASSY SUITES, INC.
        c/o The Promus Companies Incorporated
        1023 Cherry Road
        Memphis, TN
        38117  USA

        Attention:  William McCalmont, Treasurer
        -------------------------------------------------------

        Dear Sirs,

                          Re:  Our Swap Reference No. S07400
                 ----------------------------------------------------

             The purpose of this letter agreement is to set forth the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Interest Rate and Currency Exchange Agreement specified below.

             The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swap Dealers Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

        1. The Confirmation supplements, forms part of, and is subject to, the Interest Rate and Currency Exchange Agreement dated as of October 22, 1992, as amended and supplemented from time to time (the "Agreement"), between THE BANK OF NOVA SCOTIA, NEW YORK ("Party A") and EMBASSY SUITES, INC. ("Party B"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

        2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

            Notional Amount:                                USD 50,000,000.00

            Trade Date:                                     24-Jan-1995

            Effective Date:                                 26-Jan-1995

            Termination Date:                               26-Jan-1998; subject to adjustment in accordance with the
                                                            Modified Following Business Day Convention.

            Fixed Amounts:

                    Fixed Rate Payer:                       EMBASSY SUITES, INC.

                    Fixed Rate Payer
                    Payment Dates:                          Adjusted in accordance with the Modified Following Business Day convention

                            26-Apr-1995             26-Jul-1995             26-Oct-1995             26-Jan-1996
                            26-Apr-1996             26-Jul-1996             28-Oct-1996             27-Jan-1997
                            28-Apr-1997             28-Jul-1997             27-Oct-1997             26-Jan-1998

        EMBASSY SUITES, INC.
        24-Jan-1995
        Page 2



                    Fixed Rate:                             7.9100% Paid Quarterly

                    Fixed Rate Day
                    Count Fraction:                         Actual/360

            Floating Amounts:

                    Floating Rate Payer:                    THE BANK OF NOVA SCOTIA
                    Floating Rate Payer
                    Payment Dates:                          Adjusted in accordance with the Modified Following Business Day convention

                            26-Apr-1995             26-Jul-1995             26-Oct-1995             26-Jan-1996
                            26-Apr-1996             26-Jul-1996             28-Oct-1996             27-Jan-1997
                            28-Apr-1997             28-Jul-1997             27-Oct-1997             26-Jan-1998

                    Floating Rate for initial
                    Calculation Period:                     6.31250% (For the period January 26, 1995 to April 26, 1995)

                    Floating Rate Option:                   USD-LIBOR-BBA

                    Floating Rate Day
                    Count Fraction:                         Actual/360

                    Designated Maturity:                    3 months

                    Spread:                                 None

                    Reset Dates:                            The first date of the relevant Calculation period.

                    Compounding:                            Inapplicable

            Business Days for Payments:                     New York and London

            Calculation Agent:                              The Bank of Nova Scotia

        3.   Credit Support Documents**:

                  (i) The Guarantee Agreement (as defined in the Master Facility Agreement but excluding the guarantee of the Company pursuant to Article X of the Master Facility Agreement), each as amended by an Amendment and Waiver (the "Amendment and Waiver") dated as of October 1, 1992 among Embassy Suites, Inc., The Promus Companies Incorporated, the Collateral Grantors and Guarantors listed on the signature pages thereof, the banks listed on the signature pages thereof, The Bank of New York, Bankers Trust Company, Citibank, N.A., Credit Lyonnais and The Sumitomo Bank, Limited, New York Branch as managing agents and the Collateral Agents listed on the signature pages thereof.

                  (ii) The Amended and Restated Master Collateral Agreement,
                       as amended by the Amendment and Waiver.

        EMBASSY SUITES, INC.
        24-Jan-1995
        Page 3


                  (iii) The Deed of Trust, the Mortgage and the Assignment of Leases and Rents, each as amended by amendments thereto dated as of or about October 1, 1992.

                  (iv) Endorsements to title insurance policies relating to
                       the properties underlying The Deed of Trust, the Mortgage and the Assignment of Leases and Rents.**

        4.   Account Details

        Payments to THE BANK OF NOVA SCOTIA:

             Account for payment in USD:        The Bank of Nova Scotia
                                                New York Agency
                                                1 Liberty Plaza, 165 Broadway
                                                26th Floor, N. Y., New York
                                                ABA 0260-02532 A/C 6027-36
                                                Attn:  Capital Markets/Mer. Bkg

        Payments to EMBASSY SUITES, INC.:

             Account for payments in USD:       First Tennessee Bank, Memphis,
                                                TN
                                                ABA 084000026
                                                f/o Embassy Suites, Inc.
                                                Account No. 841900
                                                Attn:  Wes Oates

        5. The parties hereto agree that this Confirmation, whether received in original or facsimile form, may be executed in counterparts, which execution may be effected by means of facsimile transmission, and which when taken together shall constitute a single and original agreement between the parties and a binding supplement to the Agreement. Where execution is affected by means of facsimile transmission, the parties agree that the sender's signature as printed by the recipient's facsimile machine shall be deemed to be the sender's original signature.

             Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this confirmation enclosed for that purpose and returning it to us.

                                           Yours sincerely,

                                           THE BANK OF NOVA SCOTIA

                                           By:       /s/G. MacDougall
                                                ------------------------------
                                           Name:     for Mary J. Rynn
                                           Title:    Manager
        Confirmed as of the date first written:

        EMBASSY SUITES, INC.

        By:  /s/Carol G. Champion
             -------------------------------------------------
        Name:     Carol G. Champion
        Title:    Assistant Treasurer

        By:
             -------------------------------------------------
        Name:
        Title: